EXHIBIT 99.9

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathy@georesourcesinc.com
FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports First Quarter Financial Results
Reports Earnings of $6.1 Million and Adjusted EBITDAX of $17.9 Million.

Houston, Texas, May 10, 2010 – GeoResources, Inc., (NASDAQ:GEOI), today announced its financial and operating results for the quarter ended March 31, 2010. The following tables summarize the results of operations compared to the first quarter of 2009.

	Three Months Ended March 31, (In thousands, except earnings per share)
	2010	2009

Total revenue	$26,576	$14,565
Net income	$6,074	$477
Earnings per share (diluted)	$0.30	$.03
Adjusted EBITDAX (1)	$17,916	$6,570

(1)	See additional detail below.

	Percent Increase (Decrease)	Three Months Ended March 31,
		2010	2009

Gas Production (MMcf)	92%	1,279	665
Oil Production (MBbls)	41%	249	177
Barrel of oil equivalent (MBOE)	60%	462	288
Average Price Gas before Hedge Settlements (per Mcf)	26%	$4.83	$3.83
Average Price Oil before Hedge Settlements (per Bbl)	101%	$74.21	$36.89
Average Price Gas after Hedge Settlements (per Mcf)	36%	$5.61	$4.12
Average Price Oil after Hedge Settlements (per Bbl)	31%	$70.62	$54.00

Adjusted EBITDAX (see definition below) increased 173% to approximately $17.9 million for the first quarter of 2010 compared to $6.6 million for the first quarter of 2009.

The following table reconciles reported net income to Adjusted EBITDAX for the periods indicated (in thousands):

	Three Months Ended March 31,
	2010	2009

Net income (loss)	$6,074	$477
Add back:
Interest expense	1,273	819
Income taxes :
Current	953	(734)
Deferred	2,824	1,094
Depreciation, depletion and amortization	6,351	4,468
Hedge and derivative contracts	(242)	101
Non-cash compensation	219	265
Exploration and impairments	464	80
Adjusted EBITDAX (1)	$17,916	$6,570

(1) As used herein, adjusted EBITDAX is calculated as earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense and further excludes non-cash compensation, impairments and hedge ineffectiveness and income or loss on derivative contracts. Adjusted EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Comments

Frank A. Lodzinski, CEO and President, commented “Our results for the first quarter clearly reflects our year over year growth. Comparatively, we benefited from increased production and from improved oil and gas prices. In addition, on unit-of-production basis we lowered our overall operating expenses, including production related taxes and general and administrative expenses, by 32%.  This was a result of our re-engineering and development drilling activities. Our increased production was a direct result of our successful drilling programs in the Bakken Shale and Austin Chalk and from the strategic acquisitions we have made in these core areas. As recently announced, we have further increased our acreage position in the Bakken Shale Trend of the Williston Basin and expect our drilling programs to continue to contribute to our long term growth.”

About GeoResources, Inc.
GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities primarily focused in three core areas – the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read our 10-K for the year ended December 31, 2009 and the other  SEC reports of the Company and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov)

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2010	2009
ASSETS	(unaudited)

Current assets:

Cash	$18,010	$12,660
Accounts receivable:
Oil and gas revenues	15,845	14,860
Joint interest billings and other	4,098	13,734
Affiliated partnerships	1,402	933
Notes receivable	120	120
Derivative financial instruments	5,409	764
Income taxes receivable	1,239	2,077
Prepaid expenses and other	1,990	2,297

Total current assets	48,113	47,445

Oil and gas properties, successful efforts method:

Proved properties	294,451	285,363
Unproved properties	13,510	10,281
Office and other equipment	850	828
Land	96	96
	308,907	296,568

Less accumulated depreciation, depletion and amortization	(54,534)	(48,182)

Net property and equipment	254,373	248,386

Equity in oil and gas limited partnerships	3,011	3,532

Derivative financial instruments	2,713	1,360

Deferred financing costs and other	3,293	3,574

	$311,503	$304,297

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
In thousands, except share and per share amounts)

	March 31,	December 31,
	2010	2009
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$5,725	$6,452
Accounts payable to affiliated partnerships	3,828	8,361
Revenue and royalties payable	11,826	13,928
Drilling advances	77	390
Accrued expenses	1,499	1,574
Derivative financial instruments	4,473	4,794

Total current liabilities	27,428	35,499

Long-term debt	69,000	69,000

Deferred income taxes	21,298	15,778

Asset retirement obligations	6,229	6,110

Derivative financial instruments	2,497	3,233

Stockholders' equity:
Common stock, par value $0.01 per share; authorized 100,000,000
shares; issued and outstanding: 19,712,862 in 2010 and	197	197
19,705,362 in 2009
Additional paid-in capital	147,249	146,966
Accumulated other comprehensive income	729	(3,288)
Retained earnings	36,876	30,802

Total stockholders' equity	185,051	174,677

	$311,503	$304,297

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2010	2009

Revenue:
Oil and gas revenues	$24,729	$12,300
Partnership management fees	159	298
Property operating income	391	458
Gain on sale of property and equipment	145	1,399
Partnership income	854	5
Interest and other	298	105

Total revenue	26,576	14,565

Expenses:
Lease operating expense	5,024	4,390
Severance taxes	1,783	794
Re-engineering and workovers	253	981
Exploration expense	464	80
General and administrative expense	1,819	2,095
Depreciation, depletion and amortization	6,351	4,468
Hedge ineffectiveness	(255)	49
Loss on derivative contracts	13	52
Interest	1,273	819

Total expense	16,725	13,728

Income before income taxes	9,851	837

Income tax expense (benefit):
Current	953	(734)
Deferred	2,824	1,094
	3,777	360

Net income	$6,074	$477

Net income per share (basic)	$0.31	$0.03

Net income per share (diluted)	$0.30	$0.03

Weighted average shares outstanding:
Basic	19,710,362	16,241,717

Diluted	20,004,083	16,241,717

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
Cash flows from operating activities:	2010	2009
Net income	$6,074	$477
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	6,351	4,468
Gain on sale of property and equipment	(145)	(1,399)
Accretion of asset retirement obligations	98	61
Unrealized gain on derivative contracts	(87)	(42)
Amortization of loss on canceled hedge contract	-	122
Hedge ineffectiveness loss	(255)	49
Partnership income	(854)	(5)
Partnership distributions	1,375	122
Deferred income taxes	2,824	1,094
Non-cash compensation	219	265
Changes in assets and liabilities:
Decrease in accounts receivable	9,020	1,660
Decrease (increase) in prepaid expense and other	587	(1,360)
Decrease in accounts payable and accrued expense	(7,750)	(9,378)
Net cash (used in) provided by operating activities	17,457	(3,866)

Cash flows from investing activities:
Proceeds from sale of property and equipment	503	2,015
Additions to property and equipment	(12,674)	(5,057)
Net cash used in investing activities	(12,171)	(3,042)

Cash flows from financing activities:
Proceeds from stock options exercised	64	-
Net cash provided by financing activities	64	-

Net increase (decrease) in cash and cash equivalents	5,350	(6,908)

Cash and cash equivalents at beginning of period	12,660	13,967

Cash and cash equivalents at end of period	$18,010	$7,059

Supplementary information:
Interest paid	$997	$694
Income taxes paid	$115	$25